Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated June 16, 2026, relating to the consolidated financial statements of Veraxa Biotech AG for the years ended December 31, 2025 and 2024. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GRASSI & CO., CPAs, P.C.

Jericho, New York
July 31, 2026